Exhibit 10.27

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

SERVICES AGREEMENT

between

FIRST DATA MERCHANT SERVICES CORPORATION

and

REWARDS NETWORK INC.

March 24, 2004

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”) is entered into as of March 24, 2004 (the “Effective Date”) by and between Rewards Network Inc., a Delaware corporation (“RNI”), and First Data Merchant Services Corporation, a Florida corporation (“FDMS”).

RECITALS

A. FDMS, directly or indirectly through Affiliates, Alliances and sales channels provides Card processing services to merchants such that it has the ability to receive Card transaction information and to filter such information upon certain search parameters;

B. RNI operates and manages a merchant-sponsored rewards program for itself and others (the “RNI Program”) whereby Participating Cardholders (as such term is defined herein) receive cash back rebates, air miles, or other rewards on their purchases at Participating Merchant (as such term is defined herein) locations when Participating Cardholders pay for such purchases by using Cards that have been registered with RNI;

C. RNI desires to have FDMS (i) assist RNI with identifying Participating Cardholders’ RNI Program qualifying transactions at Participating Merchant locations, and (ii) provide net settlement of amounts owed to RNI by Participating Merchants under the RNI Program.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS.

1.1 Definitions. The following terms shall have the meanings specified below when used in this Agreement.

“ACH Rejection” has the meaning set forth in Section 2.6(a).

“Adoption Agreement” has the meaning set forth in Section 2.1(b).

“Affiliate” means, when used with reference to a specific Person, any Person that, directly or indirectly, or through one or more intermediaries, owns or controls, is owned or controlled by, or is under common ownership or common control with, such specific Person; provided, that in no event shall any Alliance be deemed to be an Affiliate of FDMS. As used herein, “control” means the power to direct the management or affairs of a Person and “ownership” means the beneficial ownership of more than 50% of the equity securities of the Person.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

“Alliance” means any joint ventures (in any form, including in corporate, partnership or limited liability company form) or contractual alliances now or hereafter entered into between FDMS or its Affiliates and one or more financial institutions or other Persons (other than Discover Financial Services, Inc. or its Affiliates) for the provision of services relating to Card processing to Merchants.

“Business Day” means any day that is not a Saturday, Sunday, or a day on which banks are required or authorized to be closed in the State of New York.

“Card” whether capitalized or not, means any credit or debit card, including, without limitation, Visa, MasterCard, American Express, Discover, Maestro, Interlink, JCB and Diners Club, as well as “smart cards,” stored value cards, and other cards used for purchase of goods or services; provided, however, that for purposes of transactions effected over the Internet, such term shall not include Maestro, Interlink or other cards requiring Cardholders to enter personal identification numbers at the point of sale in order to authorize a transaction.

“Card Association” means Visa, MasterCard, American Express, Discover, JCB, Diners Club and any other association or Card issuer having proprietary rights to, and clearing and oversight responsibilities with respect to, any Card used to effect Card Transactions.

“Cardholder” whether capitalized or not means any individual who has been issued a Card by a card issuer.

“Cardholder Information” means any information with respect to a Cardholder, whether such Cardholder is a Participating or non-Participating Cardholder, that may be included in Transaction Data and transmitted between FDMS and RNI for purposes of this Agreement.

“Confidential Information” has the meaning set forth in Section 8.1.

“Disclosing Party” has the meaning set forth in Section 8.2.

“Dispute” has the meaning set forth in Section 11.3.

“Effective Date” has the meaning set forth in the introductory paragraph above.

“Eligible Merchant” has the meaning set forth in Section 2.3(a).

“Fees” has the meaning set forth in Section 3.1.

“FDMS” has the meaning set forth in the introductory paragraph above.

“FDMS Competitor” means any entity (including any Alliance) other than FDMS, an FDMS affiliate or FDMS sales channel engaged in the business of merchant processing.

“FDMS Participant” has the meaning set forth in Section 2.1(a).

“Initial Term” has the meaning set forth in Section 4.1.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

“Merchant” whether capitalized or not means any provider of goods and/or services that accepts Cards as a payment vehicle.

“Merchant Processing Agreement” means an agreement between a Participating Channel or FDMS and a Participating Merchant, whether existing as of the Effective Date or entered into at any time during the Initial Term or any Renewal Term of this Agreement, as the same may be amended from time to time, whereby such Participating Merchant has engaged a Participating Channel or FDMS to provide certain Card transaction processing services.

“Monthly Fee Statement” has the meaning set forth in Section 3.2.

“Participating Cardholders” has the meaning set forth in Section 2.2.

“Participating Channel” has the meaning set forth in Section 2.1(c).

“Participating Merchant” has the meaning set forth in Section 2.3(b).

“Participating Merchant Agreement” has the meaning set forth in Section 2.3(b).

“Participating Merchant Data” means the Participating Merchant’s name (including doing business as information), address, telephone number, and bank identification number, interbank card association number, or other such identifying numbers.

“Person” means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

“Recipient” has the meaning set forth in Section 8.2.

“Renewal Term” has the meaning set forth in Section 4.1.

“RNI” has the meaning set forth in the introductory paragraph above.

“RNI Competitor” means any program utilizing a registered card platform with any partner, other than a program or arrangement involving RNI, in which Persons purchasing goods or services from a Participating Merchant with a Card are entitled to receive cash rebates, airline miles or other rewards.

“RNI Participant” has the meaning set forth in Section 2.1(b).

“RNI Program” has the meaning set forth in the Recital paragraphs above.

“Settlement Amounts” has the meaning set forth in Section 2.6(a).

“Settlement File” has the meaning set forth in Section 2.6(a).

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

“Transaction” whether capitalized or not, means a Cardholder’s purchase of a product or service from a Merchant in which a Cardholder uses a Card to effect payment to a Merchant, including any reversal, chargeback, or other adjustment to the initial payment transaction.

“Transaction Data” means the data that is captured in the ordinary course of Card payment authorization, processing, settlement and any adjustments in connection with a Transaction (by way of example but not limitation, the credit card number, amount of purchase, date of purchase, and other information related to a specific Transaction) related to a Cardholder.

“Transaction Extract” has the meaning set forth in Section 2.3.

ARTICLE 2. SERVICES.

2.1 Participating Channels.

(a) FDMS may enter into independent arrangements with its Affiliates, Alliances or sales channels, or other entities affiliated with such Affiliates, Alliances or sales channels (each, a “FDMS Participant”) such that during the Initial Term or any Renewal Term of this Agreement such FDMS Participant has (i) executed an agreement with FDMS whereby FDMS agrees to provide Card transaction processing services to the merchants of such FDMS Participant, (ii) agreed to participate in the RNI Program and has authorized FDMS to provide the Transaction Extract and settlement services contemplated herein with respect to the merchants of such FDMS Participant, and (iii) executed a Merchant Processing Agreement.

(b) In addition to the independent arrangements in Section 2.1(a), FDMS may also obtain, at any time during the Initial Term or any Renewal Term of this Agreement, from any or all Participating Channels in its sole discretion, an executed agreement in the form attached hereto as Exhibit A (an “Adoption Agreement”). Upon obtaining a signed Adoption Agreement from a Participating Channel, FDMS shall submit such Adoption Agreement to RNI for execution by RNI. RNI shall execute and return to FDMS each Adoption Agreement delivered to RNI by FDMS within 5 days of delivery, without amendments, revisions, or negotiations; provided, however, that in no event will RNI be required to execute and deliver an Adoption Agreement if, in RNI’s sole discretion, the other party to the Adoption Agreement (i) is an RNI Competitor, (ii) is past due in payment obligations to RNI, or (iii) is in a pending litigation or arbitration dispute with RNI over any matter, and further provided, that if RNI does not return to FDMS an executed Adoption Agreement with respect to a Participating Channel within 10 days of delivery, FDMS may, at its option, terminate such Participating Channel’s status as a Participating Channel (as defined herein) in the RNI Program.

(c) At the election of certain merchants, FDMS provides only front-end transaction processing services and certain other merchant acquirers provide back-end transaction processing services. As between the parties, FDMS can more easily identify these certain merchant acquirers with respect to Participating Merchants (as defined herein). FDMS shall provide, either upon execution of this Agreement or within a commercially reasonable time following the execution of this Agreement, a list of such merchant acquirers, and such list shall be attached to

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

this Agreement as Exhibit B and shall be incorporated into this Agreement as if such Exhibit B had been attached to this Agreement at the time of execution of this Agreement. RNI shall, no later than 90 days following such attachment of Exhibit B to this Agreement, obtain and deliver to FDMS a written agreement from each such merchant acquirer, in form attached hereto as Exhibit C, whereby such merchant acquirer agrees to participate in the RNI Program and authorizes FDMS to provide the Transaction Extracts as contemplated herein with respect to such merchant acquirer’s merchants that have a Card transaction processing relationship with FDMS, as evidenced by a Merchant Processing Agreement (each such merchant acquirer that executes the foregoing written authorization is referred to as an “RNI Participant”; FDMS Participants and RNI Participants are sometimes collectively referred to herein as the “Participating Channels”).

(d) RNI acknowledges and agrees that (i) FDMS has no obligation to obtain the written or verbal agreement of any Participating Channel to participate in the RNI Program, (ii) FDMS has no obligation to obtain an executed Adoption Agreement from any Participating Channel, (iii) FDMS shall have no obligations under this Agreement with respect to the merchants of any merchant acquirer for whom RNI does not deliver to FDMS written authorization as described in Section 2.1(c) above, and (iv) FDMS’ obligations under this agreement with respect to any Participating Merchant shall not exceed the scope of authorization provided by such Participating Merchant’s respective Participating Channel. For the avoidance of doubt and notwithstanding anything herein to the contrary, the parties acknowledge that with respect to an RNI Participant’s Participating Merchants, FDMS shall not provide the services contemplated in Section 2.6 (Settlement Services) unless the parties otherwise expressly agree in writing.

2.2 Participating Cardholders. RNI shall be solely responsible for enrolling Cardholders in, or registering a Cardholder’s card for use in, the RNI Program. RNI shall obtain, directly or through arrangements with a third party, authorization from each Cardholder, in accordance with applicable law, governmental regulation, and applicable material Card Association rules or regulations, to use such Cardholder’s Transaction Data and Cardholder Information for purposes of participating in the RNI Program (each such Cardholder is referred to herein as a “Participating Cardholder”).

2.3 Merchant Enrollment.

(a) RNI acknowledges and agrees that only those merchants that have a Card processing relationship with FDMS or an FDMS Participant, as evidenced by a Merchant Processing Agreement, shall be eligible for the Transaction Extracts and settlement services provided by FDMS under this Agreement (an “Eligible Merchant”). Notwithstanding a merchant’s expressed interest in participating in the RNI Program, FDMS shall have sole discretion at any time during the Initial Term or any Renewal Term of this Agreement to accept or reject merchants for Card transaction processing services. RNI shall submit such merchant identification information as FDMS shall in its discretion determine reasonably necessary such that FDMS may determine whether a merchant is an Eligible Merchant, and FDMS shall notify RNI within 5 Business Days of receipt of such information as to a merchant’s eligibility.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

(b) RNI shall be solely responsible for soliciting and enrolling merchants into the RNI Program. RNI may consider commercially reasonable factors in determining whether or not to enroll an Eligible Merchant in the RNI Program, such as an Eligible Merchant’s prior record of credit problems or other program violations with RNI. Merchants that (i) are Eligible Merchants, (ii) have authorized FDMS or a Participating Channel to provide the RNI Program settlement services and/or the Transaction Extracts pursuant to an executed Participating Merchant Agreement substantially in the form attached hereto as Exhibit D (a “Participating Merchant Agreement”), a copy of which shall be forward by RNI to FDMS upon FDMS’ written request, and (iii) have been enrolled by RNI into the RNI Program are referred to herein as “Participating Merchants.” RNI shall provide notice to FDMS of each Participating Merchant enrolled in the RNI Program, with such Participating Merchant Data as the parties may deem necessary for FDMS to provide the services contemplated hereunder. FDMS’ obligations pursuant to this Agreement shall automatically terminate with respect to (A) a Participating Merchant that ceases to be an Eligible Merchant, or (B) all Participating Merchants of a Participating Channel that has terminated its participation in the RNI Program.

2.4 Transaction Extracts. Within a commercially reasonable time (i) after receiving notice from RNI pursuant to Section 2.3(b) above that a Participating Merchant has been enrolled in the RNI Program, and (ii) in the case of an RNI Participant’s Participating Merchant, after receipt by FDMS of such RNI Participant’s written agreement pursuant to Section 2.1(c), FDMS shall create and transmit to RNI on a daily basis a file containing all of such Participating Merchant’s Transactions and corresponding Transaction Data (a “Transaction Extract”), including transactions initiated by Participating Cardholders and non-Participating Cardholders. All information provided in a Transaction Extract shall be encrypted as described in Section 2.5 below.

2.5 Cardholder Data Encryption.

(a) To protect Participating and non-Participating Cardholders’ personally identifiable financial information, FDMS and RNI shall use ***, whereby only Transaction Data that has been encrypted will be passed from FDMS to RNI over secure lines for processing. ***; provided, however, that RNI shall not attempt to decrypt any non-Participating Cardholder personally identifiable financial information. *** is designed to prevent any identification by the parties of non-Participating Cardholder Card numbers or other personally identifiable financial information.

(b) At any time during the Initial Term or any Renewal Term, if *** is not technologically available or FDMS determines that such methodology does not adequately protect Cardholders’ personally identifiable financial information, the parties shall ***.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

2.6 Settlement Services.

(a) Upon receiving a Transaction Extract from FDMS as described above, RNI will transmit to FDMS on a daily basis a settlement file (the “Settlement File”), indicating the amounts owed from each Participating Merchant to RNI in connection with such Participating Merchant’s RNI Program transactions (the “Settlement Amounts”). As authorized by each Participating Merchant in its Participating Merchant Agreement, FDMS will directly debit on a daily basis from each Participating Merchant’s designated funding account the Settlement Amounts due from such Participating Merchant to RNI. FDMS will post the information documenting such Settlement Amounts to the Participating Merchant’s monthly statement, including the transaction amounts and descriptions. Upon collecting Settlement Amounts from Participating Merchants, FDMS shall credit a master account (held in RNI’s name at a mutually agreeable financial institution) for such settlement amounts pursuant to the funding instructions supplied by RNI in each Settlement File. RNI shall pay to FDMS the Settlement Fees described herein. In the event that FDMS is unable to debit Settlement Amounts from a Participating Merchant’s account due to insufficient funds in such Participating Merchant’s account (each such instance referred to herein as an “ACH Rejection”), RNI shall also pay to FDMS an ACH Rejection Fee, as described herein.

(b) RNI agrees that FDMS shall debit Settlement Amounts from Participating Merchants only after (i) all corresponding Card transactions have been settled in the ordinary course of Card transaction processing, and (ii) FDMS has received processing fees, chargebacks, billbacks, and any other processing-related fees or charges that are due and payable by Participating Merchants for such corresponding Card transactions.

(c) The Settlement Amount information set forth in each Settlement File shall be an accurate and true statement of the undisputed amounts owed to RNI by each Participating Merchant. RNI acknowledges that if a Participating Merchant disputes the accuracy of any debited Settlement Amount, FDMS may, in its sole discretion and solely for purposes of encouraging an efficient resolution, (i) directly credit such disputed amounts to such Participating Merchant’s designated account, and (ii) obtain reimbursement for such credited amounts from RNI pursuant to Article 3. Notwithstanding the foregoing, RNI acknowledges and agrees that (A) FDMS shall have no responsibility to any Participating Merchant for any Settlement Amounts that are debited from a Participating Merchant’s account in accordance with RNI’s Settlement File instructions, (B) any disagreements between RNI and a Participating Merchant with respect to Settlement Amounts shall be resolved solely by RNI, and (C) RNI shall have sole responsibility for collecting any amounts credited to a Participating Merchant by FDMS that RNI determines are owed to RNI.

(d) RNI shall use its best efforts, at any time after the Effective Date, to furnish or cause others to furnish to FDMS, such information, including without limitation evidence of Participating Cardholders’ agreement to the terms of the RNI Program as contemplated in Section 2.2, as may be reasonably requested by FDMS in order to respond to a written inquiry from a governmental entity or Card Association regarding the RNI Program’s compliance with applicable law, governmental regulation, or Card Association rules or regulations.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

ARTICLE 3. FEES AND PAYMENT.

3.1 Fees. RNI agrees to pay to FDMS the amounts specified in Exhibit E (the “Fees”). All such Fees may be amended by written mutual agreement of the parties.

3.2 Payment Terms. RNI shall pay by ACH payment to an FDMS bank account as directed by FDMS all accrued and undisputed Fees (or the Minimum Fee if applicable) and any reimbursement amounts pursuant to Section 2.6(c) within *** days after the end of the calendar month in which such Fees accrue. RNI shall provide to FDMS a monthly statement (a “Monthly Fee Statement”) documenting the amounts paid to FDMS. All Fees are exclusive of state, local and other taxes or other charges. Disputes in accrued Fees must be raised by the disputing party within *** days of the end of the month in which such Fees were accrued, shall be addressed promptly by the other party and shall be adjusted to a later ACH payment and Monthly Fee Statement.

3.3 ***

ARTICLE 4. TERM AND TERMINATION.

4.1 Term. Subject to Sections 4.2 through 4.5 and Section 6.2, the initial term of this Agreement shall be for three years commencing on the Effective Date (the “Initial Term”) and shall automatically renew for successive periods of one year each (each, a “Renewal Term”) unless written notice of non-renewal is provided by either party to the other party no later than 90 days prior to the expiration of the Initial Term or current Renewal Term, as the case may be.

4.2 Termination for Cause. If either party materially defaults in its performance or breaches any material term or condition of this Agreement, this Agreement may be terminated after notice of such breach or default by the non-defaulting party to the defaulting party as follows: (i) if such breach or default is capable of being cured and the breaching party has not cured such breach or default or presented a plan to cure such breach or default satisfactory to the non-breaching party within 30 days after such notice, this Agreement may be terminated at any time by the non-defaulting party by written notice thereof to the defaulting party; or (ii) if such breach or default is of such a nature that curative action is not likely, in the reasonable discretion of the non-breaching party, to reasonably cure such breach or default, then the non-breaching party may terminate this Agreement at any time upon written notice thereof to the defaulting party.

4.3 Termination for Insolvency, Merger with a Competitor, or Card Association Request. This Agreement may be terminated immediately upon written notice as follows: (i) by either party upon (A) the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of that party’s debts, (B) the other party making an assignment for the benefit of creditors, or (C) the other party’s dissolution; (ii) by FDMS upon RNI being merged with or acquired by an FDMS Competitor; or (iii) by FDMS upon written communication from any Card Association to the effect that the RNI

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

Program is in material violation of such Card Association’s rules and the expiration or termination of any cure period granted by such Card Association with respect to such violation. To the extent reasonably practicable and consistent with a party’s confidentiality obligations, the parties agree to use reasonable efforts to notify each other of the prospective occurrence of any of the above events 30 days or more before the actual occurrence of such event.

4.4 Effect of Expiration or Termination.

(a) Upon the expiration or any termination of this Agreement, RNI shall continue to maintain the RNI Program, and FDMS will continue to provide the services contemplated hereunder, with respect to each Participating Merchant for such period as FDMS may determine reasonably necessary to complete the processing and settlement of any Card transactions (including any chargebacks or other adjustments to such transactions) made by a Participating Cardholder at a Participating Merchant location prior to such expiration or termination.

(b) Following the expiration or any termination of this Agreement, the Recipient (as defined herein) shall not make use of the Disclosing Party’s (as defined herein) Confidential Information for the Recipient’s own benefit or the benefit of any other third party and will not release or disclose the Confidential Information to any other third party, in accordance with the provisions of Article 8.

(c) RNI shall promptly pay to FDMS all undisputed Fees, reimbursement amounts and other charges accrued and unpaid through the effective date of the expiration or termination of this Agreement and thereafter to the extent FDMS continues to provide services hereunder pursuant to Section 4.4(a).

4.5 Survival of Certain Terms. The provisions of Article 3 (Fees and Payment) (only until the last payments due to FDMS under this Agreement are made), Section 4.4 (Effect of Expiration or Termination), Section 4.5 (Survival of Certain Terms), Article 5 (Audits), Article 8 (Confidential Information), Article 9 (Representations and Warranties), Article 10 (Exclusion of Consequential Damages; Limitation of Liability), and Article 11 (Miscellaneous Provisions) shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon expiration or termination of this Agreement.

ARTICLE 5. AUDITS.

5.1 Audit Rights of FDMS. RNI shall grant to FDMS, or a mutually agreeable professional auditing service engaged by FDMS, access, not more often then ***, to RNI facilities and records upon 30 days prior written request during RNI’s normal business hours in order to audit (i) RNI’s compliance with data usage restrictions, including but not limited to, cardholder data encryption pursuant to Section 2.5 above, and (ii) the accuracy of RNI’s Settlement Files and Monthly Fee Statements and related accounts and records. In the event that RNI is found to have violated in any material respect the data usage restrictions set forth in this Agreement or it is found that errors have occurred in the Settlement Files, Monthly Fee Statements, or payments of Fees or reimbursement amounts by RNI to FDMS such that an underpayment of *** of the

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

aggregate of all such amounts owed to FDMS was made by RNI to FDMS in a given month, all costs and expenses of such audit, including any expenses incurred by FDMS to correct such errors, shall be borne by RNI. If no such errors have occurred, then FDMS shall pay the costs and expenses of such inspection.

5.2 Audit Rights of RNI. FDMS shall cooperate with RNI in auditing the Transaction Extracts provided RNI requests such audit in writing within 90 days of the date of a disputed Transaction. In the event that a Transaction was incorrectly omitted from or included in a Transaction Extract with respect to a Participating Merchant, appropriate adjustments in Settlement Amounts to the applicable Participating Merchant and in the Fees paid by RNI to FDMS shall be made promptly following any such audit, and FDMS shall bear the reasonable costs and expenses of such audit if such audit concludes that an overpayment in excess of *** of the aggregate amount of Transaction Extract Fees for such month was made to FDMS. If no such errors have occurred, then RNI shall pay the costs and expenses of such audit.

5.3 Escalation Procedures. The parties agree to comply with the escalation procedures set forth in Exhibit F in resolving data transmission issues, as such exhibit may be amended by mutual agreement of the parties from time to time, which amended exhibit shall be deemed to be incorporated into this Agreement.

ARTICLE 6. INSURANCE.

6.1 General. RNI will obtain and maintain during the Initial Term and any Renewal Term of this Agreement, with financially reputable insurers reasonably acceptable to FDMS, Commercial General Liability insurance, including coverage for Contractual Liability, with a limit of not less than $1,000,000 combined single limit per occurrence for bodily injury, personal injury and property damage liability, and $2,000,000 general aggregate, ***.

6.2 Certificate of Insurance. RNI shall deliver to FDMS a certificate of insurance, satisfactory in form and contents to FDMS and attached hereto as Exhibit G, evidencing that the above insurance is in force. RNI shall promptly notify FDMS in writing if the above insurance is canceled or materially altered, and FDMS may, upon receipt of such notice, in its sole discretion, terminate this Agreement upon notice to RNI of such termination. Nothing contained in this section limits RNI’s liability to FDMS to the limits of insurance certified or carried.

ARTICLE 7. PUBLICITY.

7.1 Marks. Each party agrees not to use or release any marketing materials using the other party’s trademarks, company name, logo, and any other proprietary marks (“Marks”) unless and until such materials have been approved by the other party, which approval will not be unreasonably withheld.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

ARTICLE 8. CONFIDENTIAL INFORMATION.

8.1 Definition of Confidential Information. “Confidential Information” as used in this Agreement shall mean: (i) the terms of this Agreement, (ii) to the extent received solely pursuant to this Agreement, any Participating or non-Participating Cardholder Transaction Data, Cardholder Information and Participating Merchant Data; (iii) any and all data or information that is competitively sensitive material and not generally known to the public, including, but not limited to, information concerning products, marketing strategies, plans, finances, operations, customer relationships, customer profiles, a Cardholder’s Card information, sales estimates, business plans, and internal performance results relating to the past, present, or future business activities of the disclosing party or any of its affiliated companies; (iv) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the disclosing party a competitive advantage over its competitors; and (v) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, information, and trade secrets, whether or not patentable or copyrightable. Confidential Information includes without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, computer programs and data, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation (including data in computer or other digital format) of the foregoing which now exist or come into control or possession of the other party.

8.2 Obligations. Each party acknowledges that it may receive Confidential Information of the other party during the course of this Agreement. Each party, upon receiving any Confidential Information (in such capacity, the “Recipient”), shall: (i) maintain all Confidential Information of the other party (in such capacity, the “Disclosing Party”) in confidence and not release it to third parties except with the express permission of the Disclosing Party; (ii) use at least the same degree of care in maintaining its secrecy as the Recipient uses in maintaining the secrecy of its own confidential information, but in no event less than a reasonable degree of care; and (iii) return all copies, notes, packages, diagrams, computer memory media and all other materials containing any portion of the Confidential Information to the Disclosing Party upon request, unless such Confidential Information is necessary to continue to perform obligations pursuant to this Agreement.

8.3 Exclusions. Each party shall be entitled to disclose Confidential Information of the other party, but solely to the extent required, as follows: (i) as required by any court or other governmental body; (ii) as otherwise required by applicable law or regulation; (iii) in confidence to legal counsel and accountants of such party; or (iv) in connection with the enforcement of this Agreement or rights under this Agreement. RNI may also, to the extent permitted by applicable law or governmental regulation, (a) disclose to a Participating Merchant the Transaction Data related to Transactions initiated by such Participating Merchant, and (b) share, on an aggregate basis only and without identifying individual Participating Merchants or individual Cardholders, Transaction Data with other Participating Merchants.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

ARTICLE 9. REPRESENTATIONS, WARRANTIES AND COVENANTS.

9.1 RNI Authority. RNI warrants that RNI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; that RNI has the full corporate power, authority and legal right to execute, deliver and perform this Agreement; and that this Agreement has been duly authorized, executed and delivered by RNI, and is the legal, valid, and binding obligation of RNI, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and subject to general principles of equity. The execution, delivery and performance of this Agreement by RNI will not violate or cause a default under any agreement, instrument or contract to which RNI is a party or by which it is bound.

9.2 RNI Program. RNI makes the following representations, warranties and agreements with respect to the RNI Program:

(a) RNI shall obtain and shall cause its third party service providers to obtain, authorization from each Participating Cardholder whereby each Participating Cardholder (i) authorizes RNI and its third party service providers to access, use, and transmit such Participating Cardholder’s Transaction Data and Cardholder Information for purposes of participating in the RNI Program, and (ii) for RNI to issue monetary rewards (as applicable) in the form of a check payment, as further described in subsection (b) below;

(b) RNI shall, at any time during the Initial Term and any Renewal Term of this Agreement, issue monetary rewards (as applicable) owed to a Participating Cardholder *** in the event that (for any reason) RNI is unable to electronically credit a Participating Cardholder’s card account for accrued rewards;

(c) RNI shall at all times during the Initial Term and any Renewal Term of this Agreement maintain the last known mailing address for each Participating Cardholder where check payments contemplated in Section 9.2(b) above may be directed, or the last known email address where each Participating Cardholder can be contacted about such contemplated check payments and a current mailing address can be obtained;

(d) RNI shall perform its obligations under this Agreement, and shall operate the RNI Program, including without limitation the enrollment of Participating Cardholders, in accordance with all applicable Card Association rules and regulations in all material respects.

(e) at no time during or after the Initial Term or any Renewal Term of this Agreement shall RNI (i) attempt to decrypt any non-Participating Cardholder personally identifiable financial information, ***;

(f) the Settlement Amount information set forth by RNI in each Settlement File shall be an accurate and true statement of the amounts owed to RNI by each Participating Merchant;

(g) RNI’s use of any Cardholder, Merchant or Transaction information received from FDMS shall not violate any applicable law or governmental regulation;

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

(h) the RNI Program does not and shall not infringe the copyright, trade secret, trademark, patent, privacy, publicity, or other rights of any third party;

(i) RNI is, and at all times during the Initial Term and any Renewal Term of this Agreement shall be, registered with MasterCard as a loyalty program provider, as evidenced by the certificate of registration attached hereto as Exhibit H, and with Visa as a loyalty provider, as evidenced by the certificate of registration attached hereto as Exhibit I.

(j) RNI shall, at all times during the Initial Term and any Renewal Term of this Agreement, keep FDMS reasonably apprised of any discussions or correspondence between RNI and any Card Association with respect to the registration of RNI as a loyalty program provider or registration of the RNI Program as a loyalty program.

9.3 FDMS Authority. FDMS warrants that FDMS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; that it has the full corporate power, authority and legal right to execute, deliver and perform this Agreement; and that this Agreement has been duly authorized, executed and delivered by FDMS, and is the legal, valid, and binding obligation of FDMS, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and subject to general principles of equity. The execution, delivery and performance of this Agreement by FDMS will not violate or cause a default under any agreement, instrument or contract to which FDMS is a party or by which it is bound.

9.4 ***

9.5 Disclaimer of Warranty. ANY AND ALL SERVICES PROVIDED BY FDMS UNDER THIS AGREEMENT ARE PROVIDED “AS IS.” EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 9.1-9.4 ABOVE, EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES TO THE OTHER PARTY OR ANY THIRD PARTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

ARTICLE 10. INDEMNIFICATION; LIMITATION OF LIABILITY.

10.1 Indemnification by RNI. RNI hereby agrees, during and after the Initial Term and any Renewal Term, to indemnify and hold harmless FDMS, each FDMS Participant, their officers and directors, and any Affiliate of FDMS or an FDMS Participant and such Affiliate’s officers and directors (collectively, the “FDMS Indemnified Parties”) against any and all losses, costs, obligations, liabilities, settlement payments, fines, penalties, damages, expenses or other charges, (collectively, a “Loss” or “Losses”) that such FDMS Indemnified Parties incur, to the extent that such Loss arises out of any breach of any representation, warranty or covenant made by RNI in Article 9.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

10.2 Exclusion of Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, OR INDIRECT DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, EVEN IF THE PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES.

10.3 Limitation of Liability. IN NO EVENT SHALL FDMS’ LIABILITY TO RNI, WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND, TO THE EXTENT PERMITTED BY LAW, STRICT LIABILITY) OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT, EXCEED ***.

10.4 Risk Allocation. The parties acknowledge that Sections 10.1 through 10.3 hereof allocate the risk between the parties, which allocation affects the terms and conditions hereof and forms an essential element of this Agreement. FDMS’ rights to indemnification under Section 10.1 are not exclusive of its rights and remedies under this Agreement, and each party retains all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement, and all such rights and remedies are cumulative.

ARTICLE 11. MISCELLANEOUS PROVISIONS.

11.1 Independent Contractors. The relationship of FDMS and RNI is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, principal and agent, employer and employee, co-owners, franchisor and franchisee or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial and other obligations associated with each party’s business are the sole responsibility of that party.

11.2 Third Party Beneficiaries. The parties hereby agree that each Participating Channel that has executed an Adoption Agreement pursuant to Section 2.1(b) is an intended third party beneficiary to this Agreement, and each such Participating Channel shall be entitled to enforce the rights and remedies afforded to FDMS in this Agreement, including all rights and remedies with respect to the representations and warranties set forth by RNI in Sections 9.1, 9.2 and 9.4 of this Agreement as if such rights, and remedies were provided directly to such Participating Channel.

11.3 Disputes; Governing Law. In the event of any dispute, controversy, or claim between the parties arising from or relating to this Agreement (a “Dispute”), upon the written request of either party each of the parties shall appoint a designated officer to meet and negotiate in good faith to resolve such Dispute. Other than injunctive or provisional relief (which may be sought

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

by a party without delay), formal legal proceedings may not be commenced until the earlier of (a) the expiration of 30 days after the initial request for such negotiations, or (b) either of the designated officers concluding in good faith and notifying the other designated officer that amicable resolution through continued negotiation of the matter at issue does not appear likely. The laws of the State of New York (excluding its choice of law rules) will govern interpretation and enforcement of this Agreement.

11.4 Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, without limitation, Internet outages, communications outages, earthquake, fire, flood, war, act of God, criminal acts (e.g. computer hacking that circumvents reasonable security measures), bankruptcy of merchants or licensees, or any acts of governmental bodies or authorities.

11.5 Assignment. Neither party may assign or delegate this Agreement or any of its rights or duties without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that subject to the provisions of Section 4.3 regarding merger with or acquisition by an FDMS Competitor, either party may assign this Agreement to a person or entity that acquires or succeeds to all or substantially all of its business and assets, and which has assumed in writing such assigning party’s obligations under this Agreement.

11.6 Severability. If any section, paragraph, provision, or clause in this Agreement shall be found or be held to be invalid, unconscionable, or unenforceable in any jurisdiction in which this Agreement is being performed or enforced, such clause shall be enforced, in accordance with the parties’ intrinsic intent, to the maximum extent allowable by applicable law whereby such intent of the parties is preserved to the greatest extent possible. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties agree that the governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

11.7 Modification. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

11.8 Waiver. The failure of either party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the ability of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

11.9 Entire Agreement. The terms and conditions herein contained constitute the entire agreement between the parties and supersede and terminate all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

11.10 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.11 Notices. All notices, requests, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given, served, and received for all purposes upon the first to occur of (i) actual receipt; or (ii) delivery by a generally recognized overnight courier service; or (iii) facsimile transmission (with the original subsequently delivered by other means permitted by this Agreement, although the effective date of such notice shall be the date of such facsimile transmission provided the original is subsequently delivered as provided herein); or (v) 3 days after deposit in the United States Mail, certified or registered, return receipt requested, with postage prepaid, addressed as follows:

To FDMS:

Douglas J. Byerley, SSBB

c/o: Laura Warner

First Data Merchant Services Corporation

Vice President, Strategic Market Development

Small and Mid-size Business

Mail Stop 176

Coral Springs, FL 33065

fax: 913-327-1403

With a copy to:

General Counsel

First Data Merchant Services Corporation

12500 E. Belford Avenue

Suite M5-C

Englewood, Colorado 80112

fax: 720-332-0033

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

To RNI:

Rewards Network Inc.

2 North Riverside Plaza, Suite 950

Chicago, Illinois 60606

fax: 312-521-6768

With a copy to:

Bryan R. Adel

Vice President, General Counsel and Secretary

Rewards Network Inc.

2 North Riverside Plaza, Suite 950

Chicago, Illinois 60606

fax: 312-521-6768

Or at such other address(s) set forth in any written notice delivered to the other party.

11.12 Counterparts. This Agreement may be executed in counterparts, which, taken together, shall be regarded as one and the same instrument.

[Signatures on following page]

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

FDMS:	FIRST DATA MERCHANT SERVICES CORPORATION

/s/ Douglas J. Byerley
By: Douglas J. Byerley
Title: Vice President

RNI:	REWARDS NETWORK INC.

/s/ George S. Wiedemann
By: George S. Wiedemann
Title: President and CEO